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                                                             EXHIBIT 21
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                     SUBSIDIARIES OF THE COMPANY
                     ---------------------------

   The following are the subsidiaries of the Company. All subsidiaries are wholly-owned, directly or indirectly, by the Company, unless otherwise noted.

Entity
Jurisdiction

Howe Furniture Corporation
New York
     Johnson Industries, Inc.
     Illinois
     Howe Europe a/s
     Denmark

Falcon Products (Shenzen) Limited
The Peoples' Republic of China

Falcon Holdings, Inc.
Missouri

Falcon Mimon a/s (87.4% ownership)
Czech Republic

Shelby Williams Industries, Inc.
Delaware

     Sellers & Josephson, Inc.
     New Jersey

     Shelby FSC Corporation
     U.S. Virgin Islands

     Madison Furniture Industries, Inc.
     Mississippi

     Thonet International (UK) Limited
     England

     Industrial Mueblera Shelby Williams, S.A. de  C.V.
     Mexico

Falcon De Juarez, S.A. de C.V.
Mexico

     Fundicianes Tecnicas, S.A.
     Mexico

Falcon De Baja California, S.A. de C.V.
Mexico